A

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR IN SOUTH SAINT PAUL, MN

TRAVELERS

INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

CUSIP 89417E 10 9

THE TRAVELERS COMPANIES, INC.

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE VOTING COMMON STOCK OF

THE TRAVELERS COMPANIES, INC.

each transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney on surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

THE TRAVELERS COMPANIES, INC. SEAL

CORPORATE SECRETARY

CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED
WELLS FARGO BANK, N.A.
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

The Corporation will furnish to any shareholder, without charge and upon request addressed to the Corporation at its principal office at 385 Washington Street, St. Paul, Minnesota 55102, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Corporation's Board of Directors to determine the relative rights and preferences of subsequent classes or series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UTMA ______ Custodian ______
(Cust) (Minor)
under Uniform Transfer to Minors
Act ______
(State)

Additional abbreviations may also be used though not in the above list

For value received ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______

Attorney

to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ______________________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION (SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"), THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM ("MSP"), OR THE STOCK EXCHANGES MEDALLION PROGRAM ("SEMP") AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.